Exhibit 10.1

BY HAND
Mr. Patrick Thiele Chief Executive Officer PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke HM08, Bermuda	May 15, 2007

Dear Mr. Thiele,

Housing Benefit to CEO Patrick Thiele

On May 10th 2007, the Compensation Committee of PartnerRe Ltd. (“the Company”) resolved and approved that Paragraph 3, Schedule 1 of the employment agreement between you and the Company dated September 29th 2000 (the “Existing Agreement”) would be amended effective for the May rental period to provide that the amount of your monthly Bermuda housing benefit is equal to 100% of actual rent you incur rather than $16,000.

Please confirm your acceptance of the above by signing below and returning this Letter Agreement to the undersigned

For further questions, please contact me at +441-294-5404.

Sincerely,

Abigail Clifford

Chief Human Resource Officer

By signing this Letter Agreement I hereby acknowledge and accept the above.

BY:

Name:

PartnerRe Ltd. Fifth Floor, Wellesley House South 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	Tel: +1 441 292 0888 Fax: +1 441 292 7010	www.partnerre.com The thinking insurer’s reinsurer.